Exhibit 99.1

CONSTELLATION BRANDS ANNOUNCES PLAN TO

CONVERT COMMON STOCK HOLDING IN

CANOPY GROWTH

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Canopy Growth announces plans to consolidate all U.S. cannabis assets into a single entity, Canopy USA, creating a U.S. holding company and exchangeable share structure designed to enable Canopy USA to trigger full ownership of U.S. cannabis investments and capitalize on U.S. cannabis market opportunities

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Constellation Brands intends to transition existing common shares ownership interest in Canopy Growth into new exchangeable shares, protecting Constellation shareholder value while retaining an interest in Canopy Growth through non-voting and non-participating shares

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Share ownership transition and surrender of Canopy Growth warrants is aligned with Constellation’s focus on core Beer and Wine and Spirits businesses and capital allocation priorities, emphasizing a strong financial foundation, reinvestment in its core businesses, and return of value to its shareholders

VICTOR, N.Y., Oct. 25, 2022 – Constellation Brands, Inc. (NYSE: STZ and STZ.B), a leading beverage alcohol company, announced today that its indirect, wholly-owned subsidiaries, Greenstar Canada Investment Limited Partnership (“Greenstar”) and CBG Holdings LLC (“CBG”), have entered into a consent agreement (the “Consent Agreement”) with Canopy Growth Corporation (“Canopy”), providing their consent in respect of a proposed corporate transaction (the “Transaction”) by Canopy to consolidate its U.S cannabis assets into a newly formed entity (“Canopy USA”). Canopy only holds non-voting and non-participating exchangeable shares of Canopy USA which are convertible into common shares of Canopy USA. Third-party investors will hold 100% of the common shares of Canopy USA.

“We believe that the conversion of our ownership interest will maintain Constellation’s ability to realize the potential upside of our investment in Canopy,” said Bill Newlands, Constellation’s President and CEO. “At the same time, this Transaction and the surrender of our warrants are expected to eliminate the impact to our equity in earnings, mitigate risk to our organization, and further reinforce our intent to not deploy additional investment in Canopy aligned with Constellation’s previously stated capital allocation priorities.”

In connection with the Transaction, Canopy has proposed to amend its share capital to (a) provide for the creation of a new class of non-voting and non-participating exchangeable shares which will be convertible into common shares of Canopy (“Exchangeable Shares”), and (b) restate the rights of Canopy’s common shares (“Common Shares”) to provide for the conversion of Common Shares into Exchangeable Shares on a one-for-one basis at any time and at the option of the holder of such shares (the “Amendment”). Canopy has stated its intention to hold a special meeting of shareholders to consider the Amendment. Greenstar and CBG have entered into a voting support agreement with Canopy to vote in favor of the Amendment.

If the Transaction is completed and the Amendment is authorized by Canopy’s shareholders and adopted by Canopy, Greenstar and CBG intend, subject to a final decision in their sole discretion, to exercise their rights to convert their Common Shares into Exchangeable Shares. If Greenstar and CBG convert their Common Shares into Exchangeable Shares, (a) CBG intends to surrender its 139,745,453 warrants to purchase Common Shares (“Warrants”) to Canopy for cancellation; and (b) the parties intend to terminate the investor rights agreement, administrative services agreement, co-development agreement, and all other commercial arrangements between them and their subsidiaries, excluding the Consent Agreement and certain termination agreements. As such, Constellation would have no further governance rights in relation to Canopy, including rights to nominate members to the Board of Directors of Canopy, or approval rights related to certain transactions, and all nominees of Constellation will resign from Canopy’s Board of Directors.

If the Amendment is authorized by Canopy’s shareholders, Greenstar and Canopy also intend to negotiate an exchange of up to C$100 million aggregate principal amount of outstanding senior notes of Canopy due July 2023 (the “Notes”) held by Greenstar for Exchangeable Shares. Additional details of the Transaction are more particularly set forth in Canopy’s press release issued on October 25, 2022. In addition, Canopy has announced that it will host an audio webcast with David Klein, Canopy’s CEO, and Judy Hong, Canopy’s CFO, to be held today, October 25, 2022, at 8:30 a.m. EDT, which will be available at https://app.webinar.net/ANk8lRx2rwL.

Greenstar and CBG currently hold an aggregate of 171,499,258 Common Shares (representing approximately 35.7% of the currently issued and outstanding Common Shares), 139,745,453 Warrants and C$100 million aggregate principal amount of Notes. Assuming full exercise of the Warrants, Greenstar and CBG would hold an aggregate of 311,244,711 Common Shares, representing approximately 50.2% of the then issued and outstanding Common Shares, assuming no other changes in Canopy’s issued and outstanding Common Shares.

Assuming (a) the completion of the Transaction and the transactions contemplated by the Consent Agreement and (b) that Greenstar and CBG elect to convert their Common Shares into Exchangeable Shares and complete the other matters contemplated by the Consent Agreement, Greenstar and CBG would hold an aggregate of 171,499,258 Exchangeable Shares, C$100 million aggregate principal amount of Notes and no Common Shares or Warrants. As the Amendment will result in all Common Shares becoming convertible into Exchangeable Shares and it is uncertain how many Canopy shareholders may exercise their conversion rights, it is uncertain what percentage of Exchangeable Shares that Greenstar and CBG will hold following completion of these proposed transactions. At that time, Constellation would only have an interest in the non-voting and non-participating Exchangeable Shares and the Notes.

Pursuant to their terms, the Exchangeable Shares will be convertible into Common Shares at the election of Greenstar and CBG, provided that Greenstar and CBG will not convert any of their outstanding Exchangeable Shares for Common Shares or own any Common Shares, in each case until such time as the U.S. domestic sale of marijuana could not reasonably be expected to violate the Controlled Substances Act, the Civil Asset Forfeiture Reform Act (as it relates to violation of the Controlled Substances Act) and all related applicable anti-money laundering laws. Accordingly, for early warning reporting purposes, Constellation will be deemed to beneficially own the Common Shares issuable on conversion of the Exchangeable Shares. Based on the assumptions noted above and assuming no further issuances of Common Shares or Exchangeable Shares, if Constellation were to convert all such Exchangeable Shares it would hold an aggregate of 171,499,258

Common Shares (representing approximately 35.7% of the currently issued and outstanding Common Shares).

If Greenstar and CBG do not convert their Common Shares into Exchangeable Shares, Canopy and its subsidiaries will not be permitted to exercise any rights to acquire shares and interests in entities carrying on cannabis-related business in the U.S., Canopy USA will be required to exercise its repurchase rights to acquire the interests in Canopy USA held by third-party investors, and Greenstar and CBG will continue to have all existing rights under their agreements with Canopy that predate the Consent Agreement, including governance rights in respect of Canopy (such as board nomination rights and approval rights in respect of certain transactions).

Other Financial Reporting Implications For Constellation Brands

If the Transaction is completed and the Amendment is authorized by Canopy’s shareholders and adopted by Canopy, and Greenstar and CBG exercise their rights to convert their Common Shares into Exchangeable Shares, Constellation Brands will no longer:

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apply the equity method to its investment in Canopy, which will instead be accounted for at fair value with changes reported in income (loss) from unconsolidated investments within Constellation’s consolidated results; and

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have a stand-alone Canopy operating segment and Canopy’s financial results will no longer be provided to, or reviewed by, Constellation’s Chief Operating Decision Maker and will not be used to make strategic decisions, allocate resources, or assess performance.

IMPORTANT ADDITIONAL INFORMATION

Except as set out above, Constellation has no other present plans or future intentions that relate to Canopy. Constellation may from time to time dispose of Common Shares, Exchangeable Shares, Notes or other securities of Canopy, convert its Common Shares into Exchangeable Shares, or convert its Exchangeable Shares into Common Shares (when permissible within all applicable regulations as described above), exchange Notes for Exchangeable Shares, or conduct other transactions, in the future, either on the open market or in private transactions, in each case, depending on a number of factors, including general market and economic conditions, other available investment opportunities, regulatory developments or other factors determined by Constellation. Depending on market conditions, general economic and industry conditions, Canopy’s business and financial condition and/or other relevant factors, Constellation may develop other plans or intentions in the future.

A copy of the early warning report filed in connection with this press release will be available on Canopy’s profile on SEDAR at www.sedar.com or may be obtained by contacting Constellation’s Investor Center at 1-888-922-2150.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The words “expect,” “intend,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, including statements related to the Transaction, the transactions contemplated by the Consent Agreement, the treatment of the Notes, and potential results of such transactions. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such actions will in fact occur or will occur on the timetable contemplated hereby. The Transaction and the transactions contemplated by the Consent Agreement are subject to the satisfaction of certain conditions. No assurances can be given that the Transaction, the transactions contemplated by the Consent Agreement, or a transaction regarding the Notes will occur or will occur on the contemplated terms or timetable. All forward-looking statements speak only as of the date of this news release and Constellation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including the terms and conditions associated with the Transaction and the Consent Agreement, that the Transaction, the transactions contemplated by the Consent Agreement, and a transaction regarding the Notes may not be completed at all, including because Canopy may not receive the required approval of its shareholders, that the Transaction and the transactions contemplated by the Consent Agreement, if completed, may significantly alter Constellation’s relationship with and investment in Canopy; risks related to the value of Common Shares; and other factors and uncertainties disclosed from time-to-time in Constellation’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2022 and its Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2022, which could cause actual future performance to differ from current expectations. Constellation disclaims any responsibility for all disclosure issued by Canopy and any commentary made by Canopy on its webcast.

ABOUT CONSTELLATION BRANDS

At Constellation Brands (NYSE: STZ and STZ.B), our mission is to build brands that people love because we believe sharing a toast, unwinding after a day, celebrating milestones, and helping people connect, are Worth Reaching For. It’s worth our dedication, hard work, and the bold calculated risks we take to deliver more for our consumers, trade partners, shareholders, and communities in which we live and work. It’s what has made us one of the fastest-growing large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Today, we are a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Every day, people reach for our high-end, iconic imported beer brands such as Corona Extra, Corona Light, Corona Premier, Modelo Especial, Modelo Negra, and Pacifico, our fine wine and craft spirits brands, including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey, and our premium wine brands such as Meiomi, and Kim Crawford.

But we won’t stop here. Our visionary leadership team and passionate employees from barrel room to boardroom are reaching for the next level, to explore the boundaries of the beverage alcohol industry and beyond. Join us in discovering what’s Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on Twitter, Instagram, and LinkedIn.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS

Mike McGrew 773-251-4934 / michael.mcgrew@cbrands.com	Joseph Suarez 773-551-4397 / joseph.suarez@cbrands.com
Amy Martin 585-678-7141 / amy.martin@cbrands.com	David Paccapaniccia 585-282-7227 / david.paccapaniccia@cbrands.com